EXHIBIT 21

                        PennFed Financial Services, Inc.

                         SUBSIDIARIES OF THE REGISTRANT

                                                                                        Percentage             State
                                                                                            of            of Incorporation
Parent                                      Subsidiary                                   Ownership        or Organization
------                                      ----------                                   ---------        ---------------
PennFed Financial Services, Inc.            Penn Federal Savings Bank                      100%            United States

PennFed Financial Services, Inc.            PennFed Capital Trust I                        100%            Delaware

PennFed Financial Services, Inc.            PennFed Capital Trust II                       100%            Delaware

Penn Federal Savings Bank                   Penn Savings Insurance Agency, Inc.            100%            New Jersey

Penn Federal Savings Bank                   Ferry Development Holding Co.                  100%            Delaware


The financial statements of the Registrant are consolidated with those of its subsidiaries.